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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                            J.P. MORGAN CHASE & CO.
             (Exact Name of Registrant as Specified in Its Charter)


                DELAWARE                                 13-2624428
(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)

            270 Park Avenue
              New York, NY                                   10017
(Address of Principal Executive Offices)                  (Zip Code)


If this form relates to the             If this form relates to the
registration of a class of              registration of a class of
securities pursuant to Section          securities pursuant to Section
12(b) of the Exchange Act and is        12(g) of the Exchange Act and is
effective pursuant to General           effective pursuant to General
Instruction A.(c), please check the     Instruction A.(d), please check the
following box. |X|                      following box. [ ]



Securities Act registration statement file number to which this form relates: 333-52826
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        (If applicable)


Securities to be registered pursuant to Section 12(b) of the Act:

        Title of Each Class                  Name of Each Exchange on Which
        to be so Registered                  Each Class is to be Registered
        -------------------                -----------------------------------

    Indexed Linked Notes on the               American Stock Exchange, LLC
S&P 500(R) Index due November 26, 2007


Securities to be registered pursuant to Section 12(g) of the Act:

                                (Title of Class)
                                ----------------
                                      None


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Item 1:   Description of Registrant's Securities to be Registered.

     The description under the heading "Description of Debt Securities" relating to the Registrant's debt securities in the prospectus included in the Registrant's Amendment No. 1 to the Registration Statement on Form S- 3 (Registration No. 333-52826) filed with the Securities and Exchange Commission on June 13, 2001, and the descriptions under the headings "Summary" and "Description of Notes" relating to the Indexed Linked Notes on the S&P 500(R) Index due November 26, 2007 in the Registrant's prospectus supplement dated November 20, 2002, to be filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which contains the final terms and provisions of the Indexed Linked Notes, are hereby deemed to be incorporated by reference into this Registration Statement and to be a part hereof.

Item 2:   Exhibits

     The following exhibits have been filed with the Securities and Exchange
     Commission:

     3.1 Restated Certificate of Incorporation of J.P. Morgan Chase & Co. (incorporated by reference to Exhibit 3.1 to the Annual Report on Form 10-K of J.P. Morgan Chase & Co. (File No. 1-5805) for the year ended December 31, 2000).

     3.2 By-laws, amended as of June 20, 2000, of J.P. Morgan Chase & Co. (incorporated by reference to Exhibit 3.2 to the Annual Report on Form 10-K of J.P. Morgan Chase & Co. (File No. 1-5805) for the year ended December 31, 2000).

     4.1  Form of Global Indexed Linked Note.



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                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                             J.P. MORGAN CHASE & CO.


                                         By:    /s/ John C. Wilmot
                                             ---------------------------------
                                             Name:  John C. Wilmot
                                             Title: Managing Director

Date: November 21, 2002





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